                                                        Exhibit 23.4

                                                        HONG KONG
                                                        11th floor
                                                        Two Exchange Square
                                                        Hong Kong
TOM Online Inc.                                       T+852 2846 3400
8th Floor, Tower W3, Oriental Plaza            Direct T+
No. 1 Dong Chang An Avenue                            F+852 2810 6192
Beijing, China 100738                          Direct F+
                                                   G4 F+852 2502 2009
                                                      E
                                                      W freshfields.com

                                                        [Contact Details of
                                                         Legal Counsel in
                                                         Chinese]
                                                 DOC ID HK244825/1+
                                                OUR REF TK/SW 126094-0003
                                               YOUR REF

February 13, 2004

Dear Sirs/Madams

TOM Online Inc.

We have acted as legal advisors as to Hong Kong law to TOM Online Inc., an exempted limited liability company incorporated in the Cayman Islands (the Company), in connection with the filing by the Company with the United States Securities and Exchange Commission of a Registration Statement on Form F-1 (together with any amendments thereto, the Registration Statement) relating to American depositary shares (ADSs), each ADS representing [.] ordinary shares of HK$0.01 par value in the capital of the Company.

We hereby consent to the reference of our firm under the heading "Enforceability of Civil Liabilities", "Experts" and elsewhere in the prospectus included in the Registration Statement, and to the filing of this letter with the Securities and Exchange Commission as an exhibit to such Registration Statement.

Yours faithfully



/s/ Freshfields Bruckhaus Deringer
Freshfields Bruckhaus Deringer









PARTNERS
Thomas E Jones  Clive Rough  Teresa Ko  Nic Johnston  Rajat Jindal
Perry Noble Robert Ashworth Patrick Lines Connie Carnabuci Andrew P S Hart Michael Barker Timothy A Steinert Patrick Swain Ng Kay Ian

REGISTERED FOREIGN LAWYERS
Michael J Moser (USA) Peter D Cleary (USA) Lucille A Barale (USA) Joseph A Sevack (USA)

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